                                                            Exhibit 99.1

MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE

As of and for  the  year  ended  October  31,  2005,  except  as noted  below,
Navistar Financial  Corporation  (the  Servicer) has complied in all material respects with the standards for the servicing of the receivables of the Navistar
Financial  Dealer Note Master  Trust  set  forth  in the  following  sections of the  Pooling  and  Servicing Agreement  dated June 8, 1995 (the  Servicing
Agreement),  as  filed  at  Exhibit  4.1  to  Navistar  Financial  Securities
Corporation's Form 8-K on December 12, 2003, in so far as they  relate to the responsibilities  of  the  Servicer,  as defined  in the  Servicing Agreement.

o       Section 3.02
o       Section 8.07
o       Article IV Sections 4.02, 4.03, 4.04, 4.05

The Servicer has determined that the activities described in servicing criterion
8.07, are  not  applicable  as  the  Servicer  has  not delegated   any  of  its
responsibilities  to  a  sub-servicer  as  defined in the  Servicing  Agreement.

Section  4.02(a)(ii)  of  the Servicing  Agreement  states  that "net income and earnings (less  investment  expense) on  funds on deposit  shall  be included in the  calculation  of  investment  income  for  the  relevant  due  period."  For
Series  2005-1,  there  were  two  instances  identified  (February   2005 and
July 2005) where the interest  income was not  included  in  the  calculation of investment income.

Date:  January 30, 2009         By:/s/ PAMELA J. TURBEVILLE
                                       Pamela J. Turbeville
                                       Chief Executive Officer
                                       (Principal Executive Officer and Director
                                       and Authorized Signatory for
                                       Navistar Financial Corporation)

Date:  January 30, 2009         By:/s/ BILL V. McMENAMIN
                                       Bill V. McMenamin
                                       Chief Financial Officer
                                       (Principal Financial Officer and
                                       Treasurer and Authorized Signatory for
                                       Navistar Financial Corporation)

Date:  January 30, 2009         By:/s/ DAVID L. DERFELT
                                       David L. Derfelt
                                       Vice President and Controller
                                       (Authorized Signatory for
                                       Navistar Financial Corporation)